Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Global Medical REIT Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Rule 457(o)(1)	—	—	$300,000,000	0.0001476	$ 44,280.00
Total Offering Amounts					$300,000,000		$ 44,280.00
Total Fees Previously Paid							—
Total Fee Offsets							$ 44,280.00
Net Fee Due							$ 0

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-276248, except with respect to unsold securities that have been previously registered.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims	Global Medical REIT Inc.	S-3	333-239043	June 9, 2020	—	$44,280(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	—	$341,140,216	—
Fee Offset Sources	Global Medical REIT Inc.	S-3	333-239043	—	June 9, 2020	—	—	—	—	—	$44,280

(1)	Global Medical REIT Inc. (the “Company”) is registering shares of common stock having a proposed maximum aggregate offering price of up to $300,000,000 pursuant to the prospectus supplement to which this Exhibit 107 relates (the “Current Prospectus Supplement”). The Company previously registered $750,000,000 in aggregate offering price of securities in a primary offering pursuant to the universal shelf Registration Statement on Form S-3 (No. 333-239043) filed with the Securities and Exchange Commission on June 9, 2020 and declared effective on June 17, 2020 (the “Prior Registration Statement”). The Company sold an aggregate of $266,634,990 of such securities under the Prior Registration Statement, leaving the balance of $483,365,010, representing $62,741 in registration fees, of such unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $44,280 due for this offering is being entirely offset by $44,280 of unutilized fees relating to the unsold securities that were previously registered under the Prior Registration Statement. Following this offset, there will continue to be $18,461 of unutilized fess remaining in connection with the Prior Registration Statement, which may be subsequently applied to the payment of future filing fees. The Company has terminated the offering that included the unsold securities under the Prior Registration Statement.

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